Exhibit 99.1

                 ENDWAVE ANNOUNCES EMPLOYEE OPTIONS ACCELERATION

    SUNNYVALE, Calif., Jan. 5 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today announced that its Board of Directors has accelerated the vesting of certain unvested, "out-of-the-money" stock options previously awarded to employees and officers that have exercise prices of $21.00 per share or higher. As a result, options to purchase approximately 340,000 shares of Endwave stock became exercisable immediately.

    As a result of the acceleration, options to purchase 338,995 shares of Endwave's common stock, which would otherwise have vested over the next three years, are now fully vested. This includes options to purchase 137,348 shares held by executive officers, options to purchase 201,647 shares held by other employees and no options held by non-employee directors. The options represent approximately 26% of the total options presently outstanding. The total weighted average option exercise price per share is $27.68.

    The primary purpose of the acceleration of vesting of these options was to eliminate future compensation expense Endwave would otherwise recognize in its statement of operations with respect to these options upon the adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment ("SFAS 123(R)"). SFAS 123(R), which was adopted by Endwave on January 1, 2006, requires that compensation expense associated with stock options be recognized in the company's statement of operations, rather than disclosed as a footnote to Endwave's consolidated financial statements.

    As a result of the acceleration, Endwave expects to reduce the stock option expense it otherwise would be required to record in connection with the accelerated options by approximately $4.4 million over the next three years.

    About Endwave

    Endwave Corporation designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 38 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects" and similar expressions are intended to identify these forward-looking statements. These statements include, but are not limited to, statements regarding product development and the timing thereof. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to changes in the assumptions underlying the company's calculation of stock option expense under SFAS 123(R). Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent report on Form 10-K. Endwave does not undertake any obligation to update such forward-looking statements.

SOURCE  Endwave Corporation
    -0-                             01/05/2006
    /CONTACT: Mary McGowan of Summit IR Group Inc., +1-408-522-3100, ext. 7702, or mary@summitirgroup.com, for Endwave Corporation/
    /Web site:  http://www.endwave.com/
    (ENWV)